UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                  FORM 8-K/A



                Current Report Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934



Date  of Report:  November 6, 1997
(date of earliest event reported):  (October 1, 1997)


                     DOBSON COMMUNICATIONS CORPORATION
           (Exact name of registrant as specified in its charter)


           OKLAHOMA                                          333-23769
(State or other jurisdiction of                         (Commission File No.)
 incorporation or organization)


                                     73-1110531
                      (I.R.S Employer Identification No.)


                        13439 North Broadway Extension
                                   Suite 200
                           Oklahoma City, Oklahoma       73114
             (Address of principal executive offices)  (Zip Code)


                                (405) 391-8500
             (Registrant's telephone number, including area code)

This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed by Dobson Communications Corporation ("DCC") on October 15, 1997 to add the financial statements of the business acquired required by Item 7(a), the pro forma financial information required by Item 7(b), and additional exhibits required by Item 7 (c).

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits

         (a) Financial Statements of Businesses Acquired

              (1) The audited financial statements  of  the Gila River Cellular
                  General  Partnership  ("Partnership")  as  of  December   31,
                  1996 and 1995 and for the years ended December 31, 1996, 1995, and 1994 are incorporated herein by reference to pages F-49 to F-56 of the Prospectus forming a part of DCC's Registration Statement on Form S-4 (No. 333-23769).

              (2) The unaudited financial statements  of  the Partnership as of
                  June 30, 1997 and for the six months ended June 30, 1997 and 1996 are set forth below.

                    GILA RIVER CELLULAR GENERAL PARTNERSHIP

                           CONDENSED BALANCE SHEETS
                              As of June 30, 1997
                                  (Unaudited)


ASSETS
                                                                   1997
                                                                -----------
CURRENT ASSETS:
  Cash and cash equivalents                                     $ 4,716,654
  Accounts receivable, net                                          938,314
  Other current assets                                               43,103
                                                                -----------
       Total current assets                                       5,698,071
                                                                -----------
PROPERTY AND EQUIPMENT, net                                       7,393,593
                                                                -----------
       Total assets                                             $13,091,664
                                                                ===========
LIABILITIES AND PARTNERS' CAPITAL

CURRENT LIABILITIES:
  Accounts payable                                              $   721,035
  Accrued liabilities                                               100,335
                                                                -----------
       Total current liabilities                                    821,370

Other non-current liabilities                                         8,002

Partners' capital                                                12,262,292
                                                                -----------
       Total liabilities and partners' capital                  $13,091,664
                                                                ===========

See accompanying note to unaudited condensed financial statements.

                    GILA RIVER CELLULAR GENERAL PARTNERSHIP
                      CONDENSED STATEMENTS OF OPERATIONS
                                  (Unaudited)

                                                 Six months ended June 30,
                                             ---------------------------------
                                                 1997                  1996
                                             -----------          ------------
OPERATING REVENUES:
  Cellular service                           $ 1,275,052           $   957,105
  Cellular roaming                             3,657,721             2,685,005
  Cellular equipment sales                       228,953               133,392
  Other                                           54,157                34,295
                                             -----------           -----------
     Total operating revenues                  5,215,883             3,809,797
                                             -----------           -----------
OPERATING EXPENSES:
  Cellular service                               701,849               412,015
  Cellular equipment                             241,329               173,690
  Selling                                        388,955               548,148
  General and administrative                     634,876               630,720
  Depreciation and
    amortization                                 601,058               481,739
                                             -----------           -----------
     Total operating expenses                  2,568,067             2,246,312
                                             -----------           -----------
OPERATING INCOME                               2,647,816             1,563,485
                                             -----------           -----------
OTHER INCOME (EXPENSE):
  Interest income                                 82,791                     -
  Interest expense                                     -               (49,361)
  Other                                           (9,267)                    -
                                             -----------           -----------
     Total other income(expense)                  73,524               (49,361)
                                             -----------           -----------
NET INCOME                                   $ 2,721,340           $ 1,514,124
                                             ===========           ===========


See accompanying note to unaudited condensed financial statements.

                    GILA RIVER CELLULAR GENERAL PARTNERSHIP
                      CONDENSED STATEMENTS OF CASH FLOWS
                                  (Unaudited)

                                                  Six months ended June 30,
                                                -------------------------------
                                                    1997               1996
                                                -----------         -----------
  CASH FLOWS FROM OPERATING ACTIVITIES:
    Net cash provided by operating activities   $ 3,303,836         $ 1,697,913
                                                -----------         -----------
  CASH FLOWS FROM INVESTING ACTIVITIES:
    Capital expenditures                           (612,953)           (244,481)
                                                -----------         -----------
      Net cash used in investing activities        (612,953)           (244,481)
                                                -----------         -----------
  CASH FLOWS FROM FINANCING ACTIVITES:
    Change in due to managing partner               456,176          (1,453,432)
                                                -----------         -----------
      Net cash used in financing activities         456,176          (1,453,432)
                                                -----------         -----------
    NET INCREASE IN CASH AND CASH EQUIVALENTS     3,147,059                   -

    CASH AND CASH EQUIVALENTS, beginning of
      period                                      1,569,595                   -
                                                -----------         -----------
    CASH AND CASH EQUIVALENTS, end of period    $ 4,716,654         $         -
                                                ===========         ===========


      See accompanying note to unaudited condensed financial statements.

                    GILA RIVER CELLULAR GENERAL PARTNERSHIP
               NOTE TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
                            June 30, 1997 and 1996


BASIS OF PRESENTATION

The unaudited condensed financial statements include all normal adjustments which, in the opinion of management, are necessary to present fairly the con-densed financial position at June 30, 1997, and the results of operations and cash flows for the six months ended June 30, 1997 and 1996. These unaudited condensed financial statements should be read in conjunction with the December 31, 1996 financial statements and related notes which have been incorporated by reference in this Form 8-K/A.

RECENT TRANSACTION

Subsequent to June 30, 1997, and effective October 1, 1997, the Gila River Cellular General Partnership (the "Partnership") completed the transaction wherein Dobson Communications Corporation ("DCC") agreed to purchase the in-
terests of the general partners.   As  a  result  of  this transaction,  Dobson
and  the  Gila  River  Indian  Community own a 100% interest  in  Arizona 5 RSA.
See Note 1 and Note 4 of the  December  31, 1996  financial   statements   for
more  information  related  to  this transaction.

         (b) Pro Forma Financial Information

             (1) The unaudited pro forma consolidated  condensed balance sheet and statement of operations as of December 31, 1996 and for the year then ended included under the caption "Pro Forma Consolidated Financial Data," pages 37 to 41, in the Prospectus forming a part of the Company's Registration Statement on Form S-4 (No. 333-23769) are incorporated herein by reference.

             (2) The  following  unaudited  pro  forma condensed consolidated balance sheet  and statement of operations as of June 30, 1997
                 and for the six  months  then  ended   give   effect  to  DCC's
                 1997 acquisitions.

                       UNAUDITED PRO FORMA CONSOLIDATED
                            CONDENSED BALANCE SHEET
                                 June 30, 1997
                               ($ in thousands)
                                  (Unaudited)

                                                Dobson
                                            Communications        Arizona 5                                           Pro
                                             Corporation         Partnership        Adjustments                      Forma
                                          -----------------------------------------------------                   ----------
ASSETS
  Cash restricted                              $ 38,231                 -                    -                      $ 38,231
  Current assets                                 16,279             5,698                  629        (a)             22,606
  Property, plant and equipment                  69,514             7,394                    -                        76,908
  Receivables- affiliates                         5,035                 -               (3,960)       (d)              1,075
  Notes receivable                                                                       6,111        (b)              6,111
  Cellular license acquisition costs            161,234                 -               41,201        (c)            202,435
  Intangible assets                              21,273                 -               (3,016)       (e)             18,257
  Investment in unconsolidated
    subsidiaries and other                        2,225                 -                    -                         2,225
                                               --------           -------             --------                      --------
       Total assets                            $313,791           $13,092               44,925                      $367,848
                                               ========           =======             ========                      ========
LIABILITIES AND STOCKHOLDERS' EQUITY
  Current liabilities                            16,832               822                    -                        17,654
  Long-term debt, net of current portion        309,000                 8               39,952        (d)            348,960
  Deferred credits                                1,087                 -                    -                         1,087
  Minority interests                              3,230                 -               13,275        (f)             16,505
  Preferred stock                                11,623                 -                    -                        11,623
  Stockholders' equity
    (deficit)                                   (27,981)           12,262              (12,262)       (g)            (27,981)
                                               --------           -------             --------                      --------
       Total liabilities and
         stockholders' equity                  $313,791           $13,092             $ 44,925                      $367,848
                                               ========           =======             ========                      ========

See accompanying notes to unaudited pro forma consolidated condensed financial statements.

                          UNAUDITED PRO FORMA CONSOLIDATED

                         CONDENSED STATEMENT OF OPERATIONS

                          Six Months Ended June 30, 1997
                      (in thousands, except per share amounts)
                                   (Unaudited)

                                            Dobson           Horizon
                                        Communications    Properties and      Arizona 5                                   Pro
                                          Corporation       Maryland 2       Partnership      Adjustments                Forma
                                      ----------------    --------------  --------------   ---------------            ----------
OPERATING REVENUES:
  Cellular service                          $16,272         $ 2,953         $ 1,275                -                   $ 20,500
  Cellular roaming                            9,855           2,055           3,658                -                     15,568
  Cellular equipment sales                      357              54             229                -                        640
  Wireline telephone service                  7,414                               -                -                      7,414
  Fiber service revenues                      1,704                               -                -                      1,704
  Other                                         508                              54                -                        562
                                           --------        --------        --------         --------                   --------
Total operating revenues                     36,110           5,062           5,216                -                     46,388
                                           --------        --------        --------         --------                   --------
OPERATING EXPENSES:
  Cellular service                            5,384           1,153             702                -                      7,239
  Cellular equipment                          1,790             217             241                -                      2,248
  Wireline telephone service                    980                               -                -                        980
  Fiber service                                 145                               -                -                        145
  Marketing and selling                       4,113             818             389                -                      5,320
  General and administrative                  9,060           1,073             635                -                     10,768
    Depreciation and
      amortization                            9,593             405             601            3,035       (h)           13,634
                                           --------        --------        --------         --------                   --------
Total operating expenses                     31,065           3,666           2,568            3,035                     40,334
                                           --------        --------        --------         --------                   --------
OPERATING INCOME                              5,045           1,396           2,648           (3,035)                     6,054
                                           --------        --------        --------         --------                   --------
OTHER INCOME (EXPENSE):
   Interest income                            1,073                              83                -                      1,156
   Interest expense                         (11,648)           (126)              -           (5,080)      (i)          (16,854)
   Other                                         36                              (9)               -                         27
                                           --------        --------        --------         --------                   --------
         Total other expense                (10,539)           (126)             74           (5,080)                   (15,671)
                                           --------        --------        --------         --------                   --------
   INCOME (LOSS) BEFORE MINORITY
   INTERESTS IN INCOME OF
   SUBSIDIARIES, INCOME TAXES AND
   EXTRAORDINARY ITEMS                       (5,494)          1,270           2,722           (8,115)                    (9,617)
MINORITY INTERESTS IN INCOME OF
  SUBSIDIARIES                                 (801)              -               -             (242)      (j)           (1,043)
                                           --------        --------        --------         --------                   --------
INCOME (LOSS) BEFORE INCOME
  TAXES AND EXTRAORDINARY ITEMS              (6,295)          1,270           2,722           (8,357)                   (10,660)
INCOME TAX (PROVISION) BENEFIT                  252                               -              174       (k)              426
                                           --------        --------        --------         --------                   --------
INCOME (LOSS) FROM CONTINUING
  OPERATIONS                                 (6,043)          1,270           2,722           (8,183)                   (10,234)
                                           ========        ========        ========         ========                   ========
NET LOSS FROM CONTINUING
  OPERATIONS PER SHARE                      $(10.54)                              -                -                    $(17.86)
                                           ========        ========        ========         ========                   ========
WEIGHTED AVERAGE COMMON SHARES AND
  COMMON SHARE EQUIVALENTS OUTSTANDING      573,152                               -                -                    573,152
                                           ========        ========        ========         ========                   ========

See accompanying notes to unaudited pro forma consolidated condensed statement of operations.

                  NOTES TO THE UNAUDITED PRO FORMA CONDENSED

                       CONSOLIDATED FINANCIAL STATEMENTS

1.    Basis of Accounting

      On October 1, 1997, Dobson Communications Corporation ("DCC") completed the acquisition of a 75 percent interest in the Gila River Cellular General Partnership ("Partnership") in exchange for approximately $39,825,000 in cash ("Arizona 5 Acquisition).

      On March 3, 1997, DCC acquired the FCC licenses for and assets related to the Maryland 2 RSA ("Maryland 2") for $75.8 million in cash (the "Maryland 2 Acquisition").

      On February 28, 1997, DCC acquired the FCC licenses for and assets related to the Cumberland MSA, Hagerstown MSA, Maryland 3 RSA and Pensylvania 10 West RSA (collectively, the "Horizon Properties") for $77.7 million in cash (the "Horizon Properties Acquisition"). The Arizona 5 Acquisition, Maryland 2 Acquisition and Horizon Properties Acquisition are hereafter referred to collectively as the "Acquisitions."

      The pro forma unaudited consolidated statement of operations gives effect to the Acquisitions and related financings as if they had taken place on January 1, 1997. The pro forma unaudited condensed consolidated balance has been prepared as if the Arizona 5 Acquisition occurred on June 30, 1997. The Acquisitions have been accounted for using the purchase method of accounting.

      The pro forma condensed combined financial statements should be read in conjunction with the consolidated financial statements and notes thereto of DCC and with the financial statements and notes thereto of the Arizona 5 Partnership, Horizon Properties, and Maryland 2.

      The unaudited pro forma consolidated condensed financial statements and notes thereto are provided for informational purposes only and do not purport to be indicative of the results that would have actually been obtained had DCC, Horizon Properties, Maryland 2, and the Arizona 5 Partnership been combined during the periods presented. In addition, the pro forma results are not intended to be a projection of future results.

2. Pro Forma Condensed Consolidated Balance Sheet and Pro Forma Condensed Consolidated Statement of Operations

      (a) To reflect an escrow receivable of approximately $.6 million which will be returned to DCC within one year.

      (b)   To reflect  a  $6.1  million  non-recourse   loan   to  Gila River
            Telecommunications Subsidiary, Inc. ("GRTSI") to finance a portion of the purchase price for a 25% interest in the Partnership acquired by GRTSI at the same time DCC completed the Arizona 5 Acquisition.

      (c) To allocate the purchase price of the Partnership to the assets acquired.

      (d) To reflect the increase in borrowings used to finance the Arizona 5 Acquisition of approximately $43.9 million net of repayments by cer-tain related parties of approximately $4.0 million of liabilities owed to DCC upon consummation of the Arizona 5 Acquisition.

      (e) To apply previously paid escrow deposit of approximately $2.7 mil-lion and other costs of approximately $.3 million to the purchase price.

      (f) To reflect the 25% equity interest in the Partnership owned by GRTSI.

      (g)   To eliminate partners' capital account of the Arizona 5 Partnership.

      (h) To reflect the additional depreciation and amortization resulting from the increase in the fair value of property and equipment and cellular license acquisition costs of approximately $1.3 mil-lion relating to the Arizona 5 Partnership for the six month period and approximately $1.7 million relating to the Horizon Properties and Maryland 2 for two months (acquired February 28, 1997 and March 3, 1997, respectively). Property and equipment is being depreciated over five to eight years, cellular license acquisi-tion costs over fifteen years, and intangible assets over five years. The fifteen-year period used for cellular acquisition costs is based primarily on DCC's internal analysis of the recovery period for its cellular investments, which indicates that such costs will be recovered through operations over a period of not more than fifteen years.

      (i) To reflect $5.1 million of interest expense relating to the addi-tional indebtedness incurred in conjunction with the Acquisi-tions, of which approximately $2.4 million relates to the Arizona 5 Partnership for the six month period and approximately $2.7 mil-lion which relates to the Horizon Properties and Maryland 2 for two months.

      (j) To reflect the 25% equity interest in the income of the Arizona 5 Partnership owned by GRTSI.

      (k) To reflect an adjustment to income tax expense for the effects of the Acquisitions. Net operating loss carryforwards have not been recognized as an income tax benefit due to the uncertainty of realizing the benefit of these carryforwards.

         (c)  Exhibits

              The following exhibits are filed as a part of this report:

EXHIBIT
NO.              DESCRIPTION
-------          -----------
2.1 Purchase Agreement dated February 28, 1997 among Aztel, Inc., Gila River Telecommunications, Inc., U S West New Vector Group, Inc., Tohono O'odham Utility Authority and Dobson Cellular of Arizona, Inc. Incorporated herein by reference to Exhibit 10.5.3 to the Company's
          Registration Statement on Form S-4 (No. 333-23769)   (1)

2.1.1     First Amendment to Purchase Agreement dated August 29, 1997   (1)

2.2 Stock Purchase Agreement dated September 30, 1997 among Dobson Operating Company, Associated TTI Limited Partnership and Hinton CATV
          relating to the Company's purchase of the ATTI stock   (1)

10.7 Non-Recourse Term Loan Agreement dated September 30, 1997 between the Company and Gila River Telecommunications Subsidiary,
          Inc., as  borrower, with respect to $6.1 million loan   (1)

10.8      Second Amended and Restated  Partnership  Agreement  of  Gila River
          Cellular General Partnership dated September 30, 1997   (1)

23.1 Consent of Arthur Andersen LLP with respect to Gila River Cellular General Partnership

99 Press release dated October 6, 1997 announcing the Company's acquisi-tion of its interest in the Partnership (2)

__________________

(1) Previously incorporated by reference to Current Report on Form 8-K filed on October 15, 1997

(2) Previously filed with the Current Report on Form 8-K filed on October 15, 1997

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:  November 6, 1997         Dobson Communications Corporation
                                (Registrant)


                                By:  BRUCE R. KNOOIHUIZEN
                                     Bruce R. Knooihuizen
                                     Vice President and Chief Financial Officer

                                EXHIBIT INDEX



Exhibit
No.       Description                         Method of Filing
-------   -----------                         ----------------
2.1       Purchase Agreement dated February    Incorporated herein by reference
          28,  1997 among Aztel, Inc., Gila
          River Telecommunications,  Inc.,
          U S West New Vector Group, Inc.,
          Tohono O'odham Utility Authority
          and  Dobson Cellular of Arizona, Inc.

2.1.1     First Amendment to Purchase Agree-   Incorporated herein by reference
          ment dated August 29, 1997

2.2       Stock  Purchase  Agreement  dated    Incorporated herein by reference
          September 30, 1997 among Dobson
          Operating Company, Associated TTI
          Limited Partnership  and Hinton
          CATV relating to the Company's
          purchase of the ATTI stock

10.7      Non-Recourse  Term  Loan  Agreement  Incorporated herein by reference dated  September  30,  1997
          between the Company  and  Gila
          River Telecommunications Subsidiary,
          Inc., as  borrower, with respect
          to $6.1 million loan

10.8 Second Amended and Restated Partner- Incorporated herein by reference ship Agreement of Gila River
          Cellular General Partnership dated
          September 30, 1997

23.1 Consent of Arthur Andersen LLP with Filed herewith electronically respect to Gila River Cellular
          General Partnership

99 Press release dated October 6, 1997 Incorporated herein by reference announcing the Company's acquisi-tion of its interest in the Partnership